UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 6, 2015, KBS Strategic Opportunity REIT, Inc. (the “Company”) held its annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, Suite 700, Newport Beach, California. At the annual meeting, the Company’s stockholders voted in person or by proxy on (1) the election of the following individuals to the board of directors: Keith D. Hall, Peter McMillan III, Michael L. Meyer, William M. Petak and Eric J. Smith; and (2) the ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2015.
All of the director nominees were elected. The number of votes cast for and votes withheld from each of the director nominees and the number of broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Keith D. Hall	21,310,711	283,642	8,763,830
Peter McMillan III	21,293,743	300,610	8,763,830
Michael L. Meyer	21,289,695	304,658	8,763,830
William M. Petak	21,313,016	281,337	8,763,830
Eric J. Smith	21,300,829	293,524	8,763,830
The appointment of E&Y was ratified. The results of the vote on the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2015 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of E&Y Appointment	29,811,105	123,923	423,155	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: July 8, 2015	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary